EXHIBIT 99.1

CONVERSION SERVICES INTERNATIONAL, INC. ACQUIRES ASSETS OF EVOKE SOFTWARE CORPORATION

EAST HANOVER, N.J.--(BUSINESS WIRE)--June 29, 2004--Conversion Services International, Inc. (CSI - The Center For Data Warehousing) (OTCBB: CSII; "CSI"), a leading provider of management consulting, business intelligence and data warehousing services and solutions for Global 1000 organizations and other businesses, announced today that it acquired substantially all of the assets of Evoke Software Corporation, the leading provider of data discovery, analysis and profiling technology, for a combination of stock, cash and other forms of consideration.

Evoke is a pioneer in data profiling, a critical process completed during every data migration, data warehouse or quality assessment project, and now offers the most comprehensive product in the market. The Evoke Axio(TM) Product Suite has been used successfully in several hundred data integration, data migration, date warehouse and data quality projects for companies including ABN AMRO, AT&T, Agilent, AXA Financial, IBM, Williams-Sonoma, The Gap and Toyota USA.

Evoke Axio has been a strategic component of CSI's data warehousing methodology, and CSI plans to support and fund the enhancement of the Axio platform as well as the introduction of other complementary products to extend the platform in the data quality arena. In addition, CSI will integrate Evoke's best-in-class product suite into its Quality Management Office (QMO) offering, which leverages "people, process and technology" to offer an unparalleled, comprehensive solution to companies seeking to improve the quality, integrity and utilization of corporate information assets. This has become a top priority for large enterprises, information technology executives and business users.

Scott Newman, CSI's President, Chief Executive Officer and Chairman, stated, "We are extremely pleased to complete this acquisition, our third strategic transaction in less than five months. Evoke's data discovery, analysis and profiling products have been integral to many of our data warehousing, business intelligence, data migration and conversion projects. With the Evoke suite of products under the CSI umbrella, we believe our sales force will leverage the capabilities of our expanded offering. Additionally, Evoke's office in Germany broadens our international presence, which now includes operations in the UK, France, Spain and Turkey. We continue to focus on providing the top people, processes and technologies to help clients optimize the use of business intelligence within their organizations."

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI - The Center For Data Warehousing) is a leading provider of a new category of professional services that embraces IT management consulting, data warehousing and business intelligence consulting solutions. CSI offers an array of products and services to help companies define, develop and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include Verizon Wireless, Morgan Stanley, Pfizer, Goldman Sachs, Merck and Standard & Poor's. Information about CSI - The Center For Data Warehousing - can be found on the web at www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

About Evoke Software Corporation

Evoke Software is the leading provider of data profiling software for Global 1000 enterprises. Data profiling is a critical process completed during every data migration or quality assessment project. Evoke software provides automation to this analysis process that had previously been done manually. Evoke solutions are critical to any corporate IT infrastructure, as the foundation to the deployment of strategic initiatives such as corporate databases and enterprise systems like CRM, business intelligence and ERP. Evoke Axio(TM) enables companies to identify and subsequently correct inconsistencies, redundancies and inaccuracies in corporate databases before they cripple applications such as SAP, Siebel, PeopleSoft and others. Evoke software reduces risk, accelerates time to market and enables companies to exploit new opportunities. With the promise of accurate data for Global 1000 enterprises, Evoke software provides the digital fuel for the information economy. Evoke's customer list includes AT&T, AXA Financial and FleetBoston. Based in San Francisco, California, Evoke has a development lab in Austin, as well as sales and support offices throughout the United States, England and Germany. For more information, visit www.evokesoft.com.

Note on Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. CSI undertakes no obligation to update publicly any forward-looking statements.


Contact:
     Conversion Services International, Inc.
     Mitchell Peipert, 973-560-9400 x 2088
     mpeipert@csiwhq.com
      OR
     Investor Relations Counsel
     The Equity Group Inc.
     Loren G. Mortman, 212-836-9604
      OR
     Lauren Barbera, 212-836-9610
     lbarbera@equityny.com


Source: Conversion Services International, Inc.